CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Post Effective Amendment No. 2 Registration Statement Form SB-2, under the Securities Act of 1933, of our report dated January 28, 2008, with respect to our audit of the consolidated financial statements of Pharma-Bio Serv, Inc. for the year ended October 31, 2007, and to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ HORWATH VÉLEZ & CO, PSC
Registered Public Accounting Firm

Guaynabo, Puerto Rico
June 26, 2008